To Become Effective Upon Filing Pursuantt to Rule 462
As filed with the Securities and Exchange Commission on September 20, 1996

                                        Registration No. 333-
                                                         -----------


                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        SEMICON TOOLS, INC.
- ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       NEVADA                                  77-00882545
- ----------------------------------       -------------------------------
(State or other jurisdiction of         I.R.S. Employer Identification No.
 incorporation or organization)

   111 Business Park Drive, Armonk, New York              10504
   ------------------------------------------        ----------
   (Address of Principal Executive Offices)              (Postal Code)

                   TOBY INVESTMENT GROUP CONSULTING AGREEMENT
                   ------------------------------------------
                              (Full Title of Plan)

                         PAUL ALPER CONSULTING AGREEMENT
                         -------------------------------
                              (Full Title of Plan)

                      MARK GASARCH LEGAL SERVICES AGREEMENT
                      -------------------------------------
                              (Full Title of Plan)

         Eugene J. Pian, 111 Business Park Drive, Armonk, New York 10504
         ---------------------------------------------------------------
                     (Name and Address of Agent for Service)

                        (914) 273-1400
- -------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

Copy to:  Mark Gasarch, Esq.
          1285 Avenue of the Americas, 3rd floor
          New York, New York 10019
          (212) 956-9595; (212) 956-7216 fax

Approximate date of commencement of proposed sale to the public:

As soon as possible after the Registration Statement is effective.

                         CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
                              Maximum        Maximum
Title of                      Offering       Aggregate      Amount of
Securities be  Amount to be   Price Per      Offering       Registration
Registered     Registered     Share          Price(1)       Fee
- -------------  ------------   ---------      ---------      ------------

Common Stock,     75,000 shs.  $0.75        $   56,250      $   19.
 $0.001 p.v.

Common Stock,    400,000 shs.  $0.15        $   60,000      $   21.
 $0.001 p.v.,
 underlying
 First Option(2)

Common Stock,  1,500,000 shs.  $0.25        $  375,000      $  129.
 $0.001 p.v.,
 underlying
 Second Option(2)

Common Stock,  2,000,000 shs.  $0.50        $1,000,000      $  345.
 $0.001 p.v.,
 underlying
 Third Option(2)

Common Stock,  2,000,000 shs.  $0.75        $1,500,000      $  517.
 $0.001 p.v.,
 underlying
 Fourth Option(2)

Common Stock,  2,000,000 shs.  $1.00        $2,000,000      $  690.
 $0.001 p.v.,
 underlying
 Fifth Option(2)
___________________________________________________________________

Total Fee                                                   $1,721.

(1)  Estimated solely for purposes of calculating the Registration Fee

(2) Represents shares underlying Options granted under a Consulting Agreement with Toby Investment Group. These Options total in the aggregate 7,900,000 shares, consisting of the five option levels set forth above. All options expire October 31, 1996 and all other option terms except for price are identical.

This document is a "Reoffer Prospectus" covering securities that have been registered under the Securities Act of 1933.

PROSPECTUS
- ----------



                                7,975,000 Shares

                               SEMICON TOOLS, INC.

                                  Common Stock
                                 (no par value)


     The 7,975,000 shares (the "Shares") of Common Stock (the "Common Stock") of Semicon Tools, Inc., a New Jersey corporation (the "Company"), offered hereby are being sold by Toby Investment Group (up to 7,900,000 shares), Paul Alper (25,000 shares) and Mark Gasarch (50,000 shares), stockholders of the Company (the "Selling Stockholders"). See "SELLING STOCKHOLDERS." The shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise on the Electronic Bulletin Board ("Bulletin Board") of the National Association of Securities Dealers ("NASD") or in private transactions at prices relating to prevailing market prices or at negotiated prices. See "PLAN OF DISTRIBUTION."

     The Shares are listed and traded on Bulletin Board under the symbol "SETO". On September 19, 1996 the last reported sale price of the Company's Common Stock on the Bulletin Board was $0.40 per share.

     The Shares offered hereby involve a high degree of risk. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an investment in the Shares.

                              ____________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                              ____________________



               The date of this Prospectus is September 20, 1996

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities covered by this Prospectus to any person to whom, or in any jurisdiction in which, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus since the date hereof.

                              ____________________


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Avenue, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus constitutes a part of a Registration Statement on Form S-8 which the Company has filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares (referred to herein, together with amendments and exhibits, as the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

     (a) The Company's annual report on Form 10-KSB for the fiscal year ended January 31, 1996.

     (b) The Company's quarterly report on Form 10-QSB for its first fiscal quarter ended April 30, 1996.

     (c) The Company's quarterly report on Form 10-QSB for its second fiscal quarter ended July 31, 1996.

     (d) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since July 31, 1996; and

     (e) The description of the Common Stock which is contained in the Company's registration statement on Form 8-A, filed July 15, 1996, file no. 0-28698, and other reports filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of its Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 1996 and prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above other than exhibits to such documents which are not specifically incorporated by reference in such documents. Requests should be directed to:
Eugene J. Pian, Semicon Tools, Inc. 111 Business Park Drive, Armonk, New York 10504; telephone (914) 273-1400.

                                   THE COMPANY

     The Company was incorporated on October 8, 1985 in the State of Nevada under the name Epic Resources, Inc. ("Epic") for the purpose of exploring and developing mineral, oil and gas properties. On April 21, 1987 Epic was merged with Semicon Tools, Inc., a newly formed New York corporation, with Epic being the surviving entity. Epic then changed its name to Semicon Tools, Inc. (the "Company"). The Company conducts its business directly and through its wholly-owned subsidiary, East Coast Sales Company, Inc., a Connecticut corporation ("ECS").

     The Company is primarily in the business of selling small precision disposable diamond tools used to manufacture electronic components and devices. ECS fabricates and distributes technical ceramic products and distributes clean room supplies and tools.

      The Company's executive offices are located at 111 Business Park Drive, Armonk, New York. The Company's telephone number is (914) 273-1400.

                                  RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk, including, but not limited to, the risk factors described below. Prospective investors should carefully consider the following risk factors inherent in and effecting the business of the Company and this offering before making an investment decision.

     1. No Assurance of Profitable Operations. The Company has experienced a
        -------------------------------------
loss from operations in each of its last two fiscal years. There can be no assurance that such operations will be profitable at any time in the future.

     2. Reliance Upon Funding for Continued Company Viability. Until it is
        -----------------------------------------------------
profitable, the Company will be reliant upon funding from sources other than operations, primarily loans from shareholders and private sales of restricted securities, for its continued viability.

     3. Competition. The industry in which the Company operates, is highly
        -----------
competitive and has for a number of years been dominated by several large national and international companies with substantially higher market recognition and substantially greater financial resources. Additionally, there are many other companies, virtually all of which have greater financial resources and market recognition than the Company, engaged in the same or similar business as the Company. Consequently, the Company will be competing with such other companies for a share of the available market and no assurance can be given that in the future it will be able to obtain an adequate commercial customer base to operate profitably.

     4. Control by Management. Current management of the Company exercise
        ---------------------
operating control of a majority of the Company's total issued and outstanding shares of Common Stock. The Company's by-laws do not provide for cumulative voting. Accordingly, current management will be able to elect a majority of the Board of Directors and otherwise control the affairs of the Company.

     5. Dependence on Key Personnel. The Company is substantially dependent on
        ---------------------------
the personal efforts and abilities of its operating officers and, in particular, its President and Chief Executive Officer Eugene J. Pian. The loss of any one of these persons could have a materially adverse effect upon the Company's ability to successfully carry on its business and achieve its long-term operating goals. Additionally, should the Company be able to expand its commercial operations, it will require the services of additional skilled personnel. There can be no assurance that it will be able to attract persons with the requisite skills and training to meet its future needs or, even if such persons are available, that they can be hired on terms favorable to the Company.

     6. Uncertainty as to Management's Ability to Control Costs and
        -----------------------------------------------------------
Expenses. Due to its lack of profitable operating history, the Company cannot
- --------
accurately project, or give any assurance, with respect to management's ability to control the Company's development or operating costs and expenses. Consequently, even if the Company is successful in implementing an expansion of its commercial operations (of which there can be no assurance), if management is not able to adequately control costs and expenses, such operations may not generate any profit or may result in operating losses.

     7. Lack of Adequate Funding for Acquisition Agreement. The Company recently
        --------------------------------------------------
entered into an Acquisition Agreement to acquire Cable-Vision Technologies, a Malaysian corporation, which agreement calls for a payment by the Company of $2,500,000 on or before September 30, 1996, unless extended. At present, the Company does not have funds on hand sufficient to complete this acquisition. Should the Company be unable to raise such funds prior to September 30, 1996, this opportunity may be lost to the Company.

     8. Risk of Insufficient Insurance. While certain of the Company's products
        ------------------------------
carry express as well as implied warranties from their manufacturers, the occurrence of an event not fully insured against and the determination of liability of the Company for the consequent loss or damage, could result in substantial losses to the Company.

     9. Reliance Upon Proprietary Technology. The Company will use, under
        ------------------------------------
license and contract, certain proprietary technology. However, there can be no assurance that this proprietary technology would withstand challenge from competitors or that competitors will not gain access to this technology or substantially similar technology.

     10. Possible Obsolescence of Technology. There can be no assurance that the
         -----------------------------------
technology upon which the Company will rely will not become obsolete, leaving the Company with no access to new technology needed to compete in its industry.

     11. No Dividends. To date, the Company has not paid any cash or other
         ------------
dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. Moreover, the Company's ability to pay dividends on its Common Stock in the future may be limited by future preferred stock issuances or by lenders to the Company.

     12. Possible Volatility of Securities. The trading prices of the Common
         ---------------------------------
Stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of material business events by the Company or its competitors, significant changes in the regulations related to the Company's business, the significant increase in the public "float" for the Company's Common Stock as a result of this offering and other events or factors or to general stock market volatility and fluctuations in price and volume.

     13. Shares Available for Resale and Possible Impact Upon Market.  In
         -----------------------------------------------------------
general, under Rule 144 a person (or group of persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least two years, including any person who may be deemed to be an "affiliate" of the Company (as the term "affiliate" is defined in Rule 144 of the Act to include an officer, director or principal security holder of the Company), is entitled to sell in normal brokerage transactions during the periods when certain information regarding the Company is publicly available, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the Company's shares during the four calendar weeks preceding such sale or (ii) 1% of the total shares then outstanding. A person who has not been an "affiliate" of the Company for the three months prior to a sale and who has held restricted shares for at least three years would be entitled to sell such shares without restriction. Sales of the Company's Common Stock by present stockholders pursuant to Rule 144 or otherwise, may, in the future, have a depressive effect on the price of the Common Stock.

     14. Penny Stock Regulation. The Commission has adopted rules that regulate
         ----------------------
broker-dealer practices in connection with transaction in "penny stocks." Penny stocks generally are equity securities with price less than $5.00, other than securities registered on certain national securities exchanges or listed on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Since the Company's securities at present are subject to the penny stock rules, investors in this Offering may find it more difficult to sell such securities.


                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereby.


                              SELLING STOCKHOLDERS

     The Selling Stockholders are Toby Investment Group (up to 7,900,000 shares), Paul Alper (25,000 shares) and Mark Gasarch (50,000 shares). The Selling Stockholders acquired their shares of Common Stock of the Company in connection with their respective Consulting Agreements. All of those shares are being offered by the Selling Stockholder hereby.

                     Number of                    Number of Shares
                    Shares Owned                   Owned After
     Name of          Prior to      Number of       Completion
  Selling Stockholder  Offering   Shares Offered    of Offering
  ------------------------------- --------------  ----------------

Toby Investment Group   400,000        400,000          0    (1)
Paul Alper               25,000         25,000          0
Mark Gasarch             50,000         50,000          0

(1) Does not include options to purchase 7,500,000 shares of the Company's common stock, exercisable within sixty days, which shares are included in this registration statement. The options allow Toby Investment Group to acquire an additional 1,500,000 shares at $0.25 per share, 2,000,000 shares at $0.50 per share, 2,000,000 shares at $0.75 per share and 2,000,000 shares at $1.00 per share. All options expire on October 31, 1996.

                              PLAN OF DISTRIBUTION

     The Shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise on the Bulletin Board or in private transactions at prices relating to prevailing market prices or at negotiated prices. See "SELLING STOCKHOLDERS." The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts, under the Securities Act. The Company will not receive any proceeds from the sale of the Shares.

     The costs, expenses and fees incurred in connection with the registration of the Shares will be paid by the Company.


                                  LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for the Company and the Selling Stockholders by Mark Gasarch, Esq.

                                     EXPERTS

     The financial statements of the Company as of January 31, 1996 and 1995 and for each of the years in the two-year period ended January 31, 1996, have been incorporated by reference in this Prospectus and Registration Statement in reliance upon the report of Zeller Weiss & Kahn, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other person
is authorized to give any information
or make any representations in connection
with this offering other than those                 _______________
contained in this Prospectus and, if
given or made, such information or               SEMICON TOOLS, INC.
representations must not be relied upon
as having been authorized by the Company.   7,975,000 Shares of Common Stock
Neither the delivery of this Prospectus
nor any sale made hereunder shall, under            _______________
any circumstances, create any implication
that there has been no change in the affairs
of the Company since the date hereof.                  PROSPECTUS
This Prospectus does not constitute an offer
to sell or a solicitation of an offer to buy        ________________
the shares of Common Stock offered hereby by
anyone in any jurisdiction in which such offer
or solicitation is not authorized or in which      September 20, 1996
the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

             _________________


            TABLE OF CONTENTS
                                      Page
                                      ----
    Available Information.............. 2
    Incorporation of Certain........... 3
     Documents by Reference
    The Company.........................4
    Risk Factors........................4
    Use of Proceeds.....................7
    Selling Stockholders................7
    Plan of Distribution................8
    Legal Matters.......................8
    Experts.............................8

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information
          ----------------

Registrant (sometimes referred to herein as the "Company") has entered into a certain Consulting Agreement with Toby Investment Group ("Consultant").

Pursuant to the Agreement, Consultant is engaged to rendered financial, marketing, management and administrative advice to the Company to assist the Company in locating and structuring business combinations, strategic partners or other business agreements favorable to the Company and its shareholders. As compensation for the services to be provided, the Company has granted the Consultant options to purchase shares of the Company's common stock at the following prices. All options commence August 29, 1996 and expire October 31, 1996. The options are for 400,000 shares at $0.15, 1,500,000 shares ar $0.25, 2,000,000 shares at $0.50, 2,000,000 shares at $0.75 and 2,000,000 shares at $1.00.

The Company has entered into a Consulting Agreement with Paul Alper pursuant to which the Company issued 25,000 shares of its common stock to Paul Alper in consideration for certain advisory services.

The Company has entered into a Consulting Agreement with Mark Gasarch pursuant to which the Company issued 50,000 shares of its common stock to Mark Gasarch in consideration for certain legal services.

Item 2.   Registrant Information and Employee Plan Annual
          Information
          -----------------------------------------------

Registrant shall provide to Consultant, Paul Alper and Mark Gasarch, without charge, upon their written or oral requests, the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement. The Registrant also shall provide to Consultant, Paul Alper and Mark Gasarch, without charge, upon their written or oral request, all other documents required to be delivered to them pursuant to Rule 428 (b). Any and all such requests shall be directed to the Registrant at 111 Business Park Drive, Armonk, New York 10504, telephone 914-273-1400.


           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT (NOT REQUIRED IN THE PROSPECTUS)

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

The Registrant is subject to the information requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, files reports with the Securities and

Exchange Commission ("Commission"). The documents listed below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

     (a) The Registrant's annual report on Form 10-KSB for the fiscal year ended January 31, 1996.

     (b) The Registrant's quarterly report on Form 10-QSB for its first fiscal quarter ended April 30, 1996.

     (c) The Registrant's quarterly report on Form 10-QSB for its second fiscal quarter ended July 31, 1996.

     (d) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since July 31, 1996; and

     (e) The description of the Common Stock which is contained in the Company's registration statement on Form 8-A, filed July 15, 1996, file no. 0-28698, and other reports filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


Item 4.   Description of Securities
          -------------------------

          not applicable


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          none


Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

There is no charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such, except as may generally be provided under the Laws of the State of Nevada.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------


4.1  Toby Investment Group Consulting Agreement (1)

4.2  Paul Alper Consulting Agreement (1)

4.3  Mark Gasarch Consulting Agreement (1)

5.1  Opinion of Mark Gasarch, Esq. (1)

23.1 Consent of Mark Gasarch, Esq. (included in Exhibit 5.1)

23.2 Consent of Zeller Weiss & Kahn, Independent Accountants (1)
__________________


(1)  Enclosed herewith.


Item 9.   Undertakings
          ------------

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement related to the securities offered therein, and the offering of such securities at such time, shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant int he successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Armonk, State of New York on September 19, 1996.

Date:               SEMICON TOOLS INC.
September 19, 1996  (Registrant)

                  By /s/ Eugene J. Pian
                     ------------------------------------------
                    Eugene J. Pian, President and Principal
                                     Executive Officer

                  By /s/ Craig Pian
                     ------------------------------------------
                    Craig Pian,    Vice President,
                                   Principal Financial and
                                   Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


EUGENE J. PIAN      September 19, 1996  /s/ Eugene J. Pian
                                        -----------------------
President, Principal Executive          Eugene J. Pian
Officer, Director


CRAIG PIAN          September 19, 1996   /s/ Craig Pian
                                         ----------------------
Vice President, Director                Craig Pian
Principal
Financial and
Accounting Officer, Treasurer

FRANCINE PIAN       September 19, 1996   /s/ Francine Pian
                                         ----------------------
Secretary, Director                     Francine Pian



Eugene J. Pian, Craig Pian and Francine Pian constitute all of the members of the Registrant's Board of Directors.

  EXHIBIT INDEX


4.1  Toby Investment Group Consulting Agreement

4.2  Paul Alper Consulting Agreement

4.3  Mark Gasarch Consulting Agreement

5.1  Opinion of Mark Gasarch, Esq.

23.1 Consent of Mark Gasarch, Esq. (included in Exhibit 5.1)

23.2 Consent of Zeller Weiss & Kahn, Independent Accountants